As filed with the Securities and Exchange Commission on March 4, 2016
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM F‑3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________
ORION ENGINEERED CARBONS S.A.
(Exact name of Registrant as specified in its charter)
Grand Duchy of Luxembourg
(State or other jurisdiction of incorporation or organization)
Not Applicable
(I.R.S. Employer Identification No.)
6 Route de Trèves,
L-2633 Senningerberg (Municipality of Niederanven)
Grand Duchy of Luxembourg
+352 27 04 80 60
(Address and telephone number of Registrant’s principal executive offices)
____________________
Corporation Service Company
1180 Avenue of the Americas
New York, NY 10036
(800) 927-9800
(Name, address and telephone number of agent for service)
____________________
Copies to:

Dr. Christian Eggert Orion Engineered Carbons S.A. 6 Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven) Grand Duchy of Luxembourg +352 27 04 80 60	David B. Harms Robert W. Downes Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000

____________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Primary Offering
Common Shares, no par value
Debt Securities
Warrants
Purchase Contracts
Units
Subtotal			$300,000,000(2)	$30,210(2)
Secondary Offering
Common Shares, no par value	40,135,126	$12.585(3)	$505,100,560.71(3)	$50,863.63(3)
Total			$805,100,560.71	$81,073.63

(1)
Other than securities registered in the Secondary Offering, there are being registered under this registration statement such indeterminate number of shares of common stock, debt securities, warrants, purchase contracts and units of the Registrant as may be issued from time to time at indeterminate prices in an aggregate amount in U.S. Dollars or the equivalent thereof in foreign currencies not to exceed $300,000,000. If any debt securities are issued at an original issue discount, the offering price of such securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $300,000,000 less the aggregate U.S. Dollar amount of all securities previously issued hereunder. Separate consideration may or may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low sale prices of the registrant’s common shares on February 26, 2016, as reported on the New York Stock Exchange.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 4, 2016.
PROSPECTUS
ORION ENGINEERED CARBONS S.A.

$300,000,000 COMMON SHARES, DEBT SECURITIES, WARRANTS, PURCHASE CONTRACTS AND UNITS
AND
40,135,126 COMMON SHARES OFFERED BY SELLING SHAREHOLDERS

Orion Engineered Carbons S.A. (the “Company”) may use this prospectus to offer from time to time in one or more offerings up to an aggregate of $300,000,000 of common shares, debt securities, warrants, purchase contracts or units (the “securities”). In addition, the selling shareholders, who will be named in a prospectus supplement (the “Selling Shareholders”), may use this prospectus to offer from time to time to sell up to an aggregate of 40,135,126 common shares. The securities will be offered in amounts, at prices and on terms to be determined at the time of their offering and will be described in the supplement to this prospectus. The Company will not receive any proceeds from sales of the Company’s common shares sold by the Selling Shareholders.
The securities may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of the securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements as well as the net proceeds we expect to receive from any such sale, in the applicable prospectus supplement.
The common shares of the Company are listed on the New York Stock Exchange (the “NYSE”) under the symbol “OEC”. On March 3, 2016, the last reported sale price of the common shares on the NYSE was $12.85 per common share.
You should read this prospectus and any accompanying prospectus supplement carefully before you invest in the securities.
Investing in these securities involves certain risks. See “Risk Factors” beginning on page 2.
____________________
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
____________________

The date of this prospectus is __________________ , 2016.

Neither the Company nor the Selling Shareholders, have authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus or in any accompanying supplement to this prospectus. The Company and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a supplement are delivered or sale pursuant to this prospectus or a supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell up to an aggregate $300,000,000 of the securities in one or more offerings and the Selling Shareholders may sell in one or more offerings up to an aggregate amount of 40,135,126 of our common shares. This prospectus provides you with a general description of the securities that may be offered pursuant to this prospectus. Each time we or the Selling Shareholders offer securities pursuant to this prospectus, we will provide you with one or more supplements to this prospectus that will provide specific information about the securities being offered and describe the specific terms of that offering. A prospectus supplement may also include a discussion of any additional risk factors or other special considerations that apply to the securities being offered and add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before purchasing any securities.
In this prospectus, references to “Euro” and “€” are to the single currency adopted by participating member states of the European Union relating to Economic and Monetary Union, references to “$”, “US$” and “U.S. Dollars” are to the lawful currency of the United States of America.
In this prospectus, unless otherwise specified or if the context so requires (i) references to the “Company” are exclusively to Orion Engineered Carbons S.A., a Luxembourg joint stock corporation (société anonyme), (ii) references to “Orion,” “we,” “us” or “our” are to Orion Engineered Carbons S.A. and its consolidated subsidiaries and (iii) references to the “Principal Shareholders” are to investment funds managed by affiliates of Rhône Capital L.L.C. (the “Rhône Investors”) and investment funds managed directly or indirectly by Triton Managers III Limited and TFF III Limited (the “Triton Investors”).

NOTE REGARDING FORWARD‑LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain and refer to certain forward-looking statements with respect to our financial condition, results of operations and business. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions.
Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” and other words of similar meaning.
Forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others:
•negative or uncertain worldwide economic conditions;
•structural changes and volatility in the industries in which we operate;

•
operational risks inherent in chemicals manufacturing and the related use, storage, transportation and disposal of feedstocks, products and wastes, including disruptions as a result of severe weather conditions and natural disasters;

•our dependence on major customers;
•our ability to compete successfully in the industries and markets in which we operate;

•	our ability to develop new products and technologies successfully and the availability of substitutes for our products;
•our ability to implement our business strategies;
•volatility in the costs and availability of raw materials and energy;
•our ability to realize benefits from investments, joint ventures, acquisitions or alliances;

•	our ability to realize benefits from planned plant capacity expansions and site development projects and the potential delays to such expansions and projects;
•information technology systems failures, network disruptions and breaches of data security;
•our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages;
•our ability to recruit or retain key management and personnel;
•our exposure to political or country risks inherent in doing business in some countries;

•
environmental, health and safety laws and regulations, including nanomaterial and greenhouse gas emissions regulations, and the related costs of maintaining compliance and addressing liabilities under such laws and regulations;

•	current, and potentially future, investigations and enforcement actions by the EPA or other governmental or supranational agencies;
•our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases;
•market and regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy;
•tax audits, litigation or legal proceedings, including product liability and environmental claims;
•our ability to protect our intellectual property rights;
•our ability to generate the funds required to service our debt and finance our operations;
•fluctuations in foreign currency exchange and interest rates;
•the availability and efficiency of hedging;

•	changes in international and local economic conditions, including with regard to the Euro and the Eurozone debt crisis, dislocations in credit and capital markets and inflation or deflation;
•potential impairments or write-offs of certain assets;
•required increases in our pension fund contributions;
•the adequacy of our insurance coverage;
•changes in our jurisdictional earnings mix or in the tax laws of those jurisdictions;
•our indemnities to and from Evonik Industries AG (“Evonik”);
•challenges to our decisions and assumptions in assessing and complying with our tax obligations;

•potential conflicts of interests with our principal shareholders;
•effect of exchange rate fluctuations on U.S. Dollar amounts received in dividends;
•our status as a foreign private issuer; and
•potential difficulty in obtaining or enforcing judgments or bringing actions against us in the United States.

In light of these risks and other factors described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, our results could differ materially from any forward-looking statements. For further information regarding factors that could affect our business and financial results and the related forward-looking statements, see “Risk Factors.”
All subsequent forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information, other than as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we file annual reports and other information with the SEC. However, we are allowed four months to file our annual report with the SEC instead of approximately three, and we are not required to disclose certain detailed information regarding executive compensation that is required from United States domestic issuers. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders, and our senior management, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.
As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Because many of the disclosure obligations required of us as a foreign private issuer are different than those required by other United States domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, and at the same time, as information is received from, or provided by, other United States domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.
You may review and copy any document that we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Documents that we file with or furnish to the SEC are also available on the website maintained by the SEC (www.sec.gov). This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The information on that website is not part of this prospectus.
We expect to make the reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.orioncarbons.com as soon as reasonably practicable after those reports or other information are filed with or furnished to the SEC. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.
We have filed with the SEC a registration statement on Form F‑3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.
The SEC allows us to incorporate by reference the information we file with the SEC. This means that we can disclose important information to you by referring to those documents and later information that we file with the SEC. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act, as amended, until we complete the offerings using this prospectus:

•	Annual report on Form 20‑F for the fiscal year ended December 31, 2015 filed on March 4, 2016;

•	Our subsequent annual reports on Form 20-F that we file with the SEC; and

•	Our reports on Form 6‑K furnished to the SEC on or after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Information in later documents that is incorporated by reference will automatically update and supersede information in earlier documents in this prospectus.

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We will provide without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, except for exhibits unless they are specifically incorporated by reference in such documents. Requests should be directed to the following address:
Orion Engineered Carbons S.A.
6 Route de Trèves,
L-2633 Senningerberg (Municipality of Niederanven)
Grand Duchy of Luxembourg
+352 27 04 80 6034

ORION ENGINEERED CARBONS S.A.
We are a leading global producer of carbon black. Carbon black is a form of carbon used to improve certain properties of materials into which it is added. It is used as a pigment and as a performance additive in coatings, polymers, printing and special applications (specialty carbon black) and in the reinforcement of rubber in tires and mechanical rubber goods (rubber carbon black). We operate a diversified carbon black business divided into a Specialty Carbon Black segment and Rubber Carbon Black segment. Our product portfolio is one of the broadest in the industry, with more than 270 specialty carbon black grades and approximately 80 rubber carbon black grades.
We have over 75 years of experience and enjoy a long-standing reputation for technical capability in the carbon black industry and its served applications. Our experience has enabled us to develop our core competencies and proprietary technologies across the carbon black value chain. We provide consistent product quality, reliability, technical expertise and innovation, built upon continually improving processes and know-how through our advanced innovation group (the “Innovation Group”), which includes our research and development (“R&D”), applications technology and process development teams, and through supply chain execution.
Our Innovation Group works closely with our clients to develop innovative products and applications, while strengthening customer relationships and improving communication. Long-term R&D alliances and sophisticated technical interfaces with customers allow us to develop solutions to meet specific customer requirements. As a result, we have been able to generate attractive margins for our specialized carbon black products. Additionally, our Innovation Group works closely with our operations group to improve process economics with new process equipment designs, operating techniques and raw material selection.
We operate a modern global supply chain network comprising 14 wholly-owned production plants and one jointly-owned production plant.
Historically, our business operated as a business line of Evonik and was acquired from Evonik on July 29, 2011 (the “Acquisition”) by the Rhône Investors and the Triton Investors. Currently, we operate on a fully stand-alone basis, through a number of direct and indirect subsidiaries.
The Company is a Luxembourg joint stock corporation (société anonyme or S.A.). The Company was incorporated on April 13, 2011 as a Luxembourg limited liability company (société à responsabilité limitée) under the name Kinove Luxembourg Holdings 2 S.à r.l. (later changed to Orion Engineered Carbons S.à r.l.). On July 30, 2014, we completed the initial public offering of 19.5 million of our common shares (the “IPO”). Our common shares are listed on the NYSE under the symbol “OEC”.
The Company’s registered office is located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven Grand Duchy of Luxembourg, and our telephone number is +352 27 04 80 60. The Company is registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under registration number B 160.558. Our website address is www.orioncarbons.com. The information on, or that can be accessed through, the Company’s website is not part of, and is not incorporated into, this prospectus. The Company’s agent for service of process in the United States is Corporation Service Company, located at 1180 Avenue of the Americas, New York, NY 10036, telephone number (800) 927-9800.
You can find a more detailed description of our business and recent transactions in our annual report on Form 20‑F for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus.

RISK FACTORS
Investing in the securities offered using this prospectus involves risk. We have set forth risk factors relating to our business and to ownership of our securities in our most recent annual report on Form 20‑F for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus. We may include further risk factors in future annual reports on Form 20-F and future reports on Form 6‑K incorporated by reference in this prospectus or in a prospectus supplement. You should carefully consider all of these risks, including those summarized under “Note Regarding Forward-Looking Statements” above, as well as the other information in, or incorporated by reference in, this prospectus and any prospectus supplement before you decide whether to buy any of the securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer and you may lose all or part of your investment in such securities.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Successor					Predecessor
	Year Ended December 31,				Period Ended December 31,	Period Ended July 29,
	2015	2014(1)	2013	2012	2011(2)	2011(2)
in € thousands (except for ratio of earnings to fixed charges)
Earnings
Profit or (loss) before income taxes	66,712	(38,515)	(11,422)	(9,800)	(84,297)	184,710
Fixed charges	41,174	69,174	94,255	94,271	46,800	11,060
Share of profit or loss of joint ventures	492	520	365	448	174	497
Total	108,378	31,179	83,198	84,919	(37,323)	196,267

Fixed charges
Interest, expensed and capitalized	36,370	65,801	89,035	90,663	45,297	11,060
Amortized premiums, discounts and capitalized expenses related to indebtedness	4,804	3,373	5,220	3,608	1,503	0
Total	41,174	69,174	94,255	94,271	46,800	11,060

Ratio of earnings to fixed charges	2.632	0.451	0.883	0.901	(0.797)	17.746
Coverage deficiency		37,995	11,057	9,352	84,123

(1) The amounts presented include the pro rata amortization of capitalized transaction costs in connection with our senior secured notes (prior to the refinancing described in Item 4 of our annual report on Form 20-F for the for the fiscal year ended December 31, 2015) and the term loan (following the refinancing). In connection with the refinancing, €16.3 million of then-outstanding capitalized transaction costs related to the senior secured notes were released. Had this released amount been included in the calculation of fixed charges, the ratio of earnings to fixed charges for the year ended December 31, 2014 would have been 0.555.
(2) The Company was incorporated on April 13, 2011 and prior to the Acquisition had no operations. The Successor period for 2011 covers the period from incorporation through December 31, 2011. For the Predecessor period ended July 29, 2011, financial information has been derived from the audited combined financial statements for Evonik’s carbon black business line.

CAPITALIZATION AND INDEBTEDNESS
A prospectus supplement or report on Form 6‑K incorporated by reference into the registration statement of which this prospectus is a part will include information relating to our capitalization and indebtedness.

USE OF PROCEEDS
The use of proceeds from the sale of securities will be set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders.

DESCRIPTION OF COMMON SHARES
The following description is a summary of certain information relating to our share capital as well as certain provisions of our Articles of Association and the Luxembourg Company Law (loi du 10 août 1915 concernant les sociétés commerciales, telle quelle a été modifiée). The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our Articles of Association and applicable Luxembourg law. Our Articles of Association have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
Share Capital
As of December 31, 2015, the Company’s issued share capital was €59,635,126 and was divided into 59,635,126 common shares having no par value (actions nominatives sans valeur nominale). The Company’s authorized share capital, excluding the issued share capital, is €29,817,500 consisting of 29,817,500 common shares with no par value.
Capital Increase and Reduction
The share capital may be increased by a resolution of the general meeting of shareholders, adopted in the manner required for an amendment of the Articles of Association.
The Board of Directors is authorized to issue common shares, to grant options to subscribe for common shares and to issue any other instruments convertible into common shares, including under the 2014 Plan and the 2014 Director Plan, up to the authorized share capital for a period of five years from the date of publication of the resolutions of the extraordinary general meeting of shareholders held on July 28, 2014 (such date being August 29, 2014), or from the date of publication of the resolutions to renew, increase or reduce the authorized share capital in the Luxembourg Official Gazette (Mémorial Recueil des Sociétés et Associations).
Issued share capital increases may be made out of share premium against payment in cash or payment in kind. The latter requires a report from an independent auditor (réviseur d’entreprises agréé) to confirm that the value of the contribution corresponds at least to the nominal value and the share premium, if any, of the newly issued common shares.
The share capital may be decreased by a resolution of the general meeting of shareholders, adopted in the manner required for an amendment of the Articles of Association. All shareholders have the right to participate pro rata in a reduction of the issued share capital. In the event of a decrease of the issued share capital by way of a repayment to the shareholders or a waiver of their obligation to pay up their common shares, creditors whose claims predate the publication of the minutes of the general meeting of shareholders resolving to reduce the share capital, may apply to the presiding judge of the local court (Tribunal d’Arrondissement) dealing with commercial matters and sitting in urgent matters to provide them a security. The court may reject a creditor’s application only if the creditor already has adequate safeguards or if a security is unnecessary in light of the assets of the Company. No creditor protection rules apply in the case of a reduction of the issued share capital for the purpose of offsetting losses that may not be covered by existing funds or creating a reserve (provided that such reserve does not exceed 10% of the reduced issued capital).
Share Repurchases
The Company may repurchase or redeem its own common shares and hold such shares in treasury. Without prejudice to the principle of equal treatment of similarly situated shareholders, the Luxembourg Company Law permits the Company to acquire its own common shares subject to the following statutory conditions:
(1)    the general meeting of shareholders must authorize the acquisition and determine the terms and conditions of the proposed acquisition, including the maximum number of common shares to be acquired, the duration of the period for which the authorization is given (which may not exceed five years) and, in the case of acquisition for value, the maximum and minimum consideration;
(2)    the acquisitions must not have the effect of reducing the net assets of the Company below the aggregate of the issued share capital and the reserves that may not be distributed under law or the Articles of Association; and
(3)    only fully paid common shares may be acquired.
The Board of Directors must ensure that these statutory conditions are complied with at the time of each authorized acquisition. No authorization from the general meeting of shareholders is required if the acquisition of the Company’s common shares is necessary to prevent serious and imminent harm to the Company. In such a case, the next general meeting of shareholders must be informed by the Board of Directors of the reasons for and the purpose of the acquisitions made, the number and nominal values (or in the absence thereof, the accounting par value) of the common shares acquired, the proportion of the issued share capital that such common shares represent and the consideration paid. In addition, no authorization of the general meeting of shareholders is required for the distribution of common shares acquired by the Company to the staff of the Company. The distribution of any such common shares must take place within 12 months of the date of acquisition.
None of the above-mentioned statutory conditions, except for the condition described under (2) above, apply to the acquisition of:
(a)    common shares acquired pursuant to a decision to reduce the share capital, or in connection with the issuance of redeemable shares;
(b)    common shares acquired as a result of a universal transfer of assets;
(c)    common shares acquired by reason of a legal obligation or a court order for the protection of minority shareholders, including in the event of a merger, the division of the Company, a change in the Company’s purpose or form, the transfer of its registered office abroad or the introduction of restrictions on the transfer of common shares;
(d)    common shares acquired from a shareholder in the event of failure to fully pay for such shares; and
(e)    fully paid common shares acquired pursuant to an allotment by court order for the payment of a debt owed to the Company by the owner of the common shares.
Common shares acquired in the cases indicated under (b) to (e) must be disposed of within a maximum period of three years after their acquisition, unless the nominal value (or in the absence thereof, the accounting par value) of the common shares acquired does not exceed 10% of the issued share capital. Common shares acquired in contravention of the above conditions must be disposed of within a period of one year after the acquisition. If the common shares so acquired are not disposed of within the prescribed period, they must be canceled and the issued share capital may be reduced by a corresponding amount. Such a reduction is compulsory where the acquisition of common shares and their subsequent cancellation results in the Company’s net assets having fallen below the amount of the subscribed capital and the reserves that may not be distributed under law or the Articles of Association.
Common shares acquired in contravention of the above conditions must be disposed of within a period of one year after the acquisition. If such common shares are not disposed of within the prescribed period, they must be canceled
The voting rights with respect to common shares acquired in accordance with the above shall be suspended and, if such common shares are included as an asset on the Company’s balance sheet, a non-distributable reserve of the same amount must be created as a liability. In addition, the annual report of the Board of Directors must indicate: (i) the reasons for acquisitions of common shares made during the applicable financial year, (ii) the number and the nominal value of the common shares acquired and disposed of during the applicable financial year and the proportion of the issued share capital that such shares represent, (iii) in the case of an acquisition or disposal for value, the consideration for the common shares, and (iv) the number and nominal value of all the common shares acquired and held in the Company’s portfolio and the proportion of the issued share capital that such shares represent.
As of the date of this prospectus, the general meeting of shareholders has not authorized the acquisition by the Company of its own common shares and neither the Company, nor a third party on behalf of the Company, holds common shares.
Preemptive Rights
Under the Luxembourg Company Law, an existing shareholder in a joint stock corporation has a preemptive right to subscribe for new shares to be issued by the corporation for cash, in proportion to the number of shares it holds in the corporation’s existing share capital. These preemptive rights do not apply to shares issued out of authorized share capital to the extent that the general meeting of shareholders, when creating the authorized share capital, authorized the Board of Directors to exclude such preemptive rights. The Luxembourg Company Law allows the exclusion of preemptive rights upon a shareholders’ resolution passed with a majority of at least two thirds of the votes validly cast at the relevant general meeting of shareholders or by the Board of Directors based on an authorization from the general meeting of shareholders. The general meeting of shareholders has authorized the Company’s Board of Directors to eliminate or limit this preferential right of shareholders. The decision to eliminate or limit the preferential subscription right must be justified in a written report of the Board of Directors to the general meeting of shareholders.

Form, Certification and Transfer of Common Shares
The common shares were issued in registered form only and are freely transferable under Luxembourg law and our Articles of Association. In accordance with Luxembourg law, the Company keeps a shareholders register at its registered office at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg. Ownership of registered common shares is established by inscription in the shareholders register. The Company may appoint registrars in different jurisdictions, each of whom may maintain a separate register for the common shares entered in such register. Shareholders may elect to be entered into one of these registers and to transfer their common shares to another register so maintained. The Board of Directors may, however, impose transfer restrictions for common shares that are listed, quoted, dealt in or have been placed in certain jurisdictions to comply with the requirements of those jurisdictions. A transfer to the register maintained at the Company’s registered office may always be requested. The Company is required to hold up-to-date versions of all such registers in its registered office.
The common shares may be held by a holder through a securities settlement system or a depository. Common shares held through a securities settlement system or a depository are recorded in a securities account opened in the name of the holder and may be transferred from one account to another in accordance with customary procedures for the transfer of securities in book-entry form. The holder of common shares held in a securities account has the same rights and obligations as if such holder holds the shares directly, except that the Company will make dividend payments, if any, and any other payments in cash, common shares or other securities, if any, only to the securities settlement system or depository recorded in the register of shareholders or in accordance with the instructions of such securities settlement system or depository. Such payment will fully discharge the Company’s obligations with respect to the applicable payment.
General Meetings of Shareholders
The shareholders exercise their collective rights in the general meeting of shareholders, which constitutes one of the Company’s corporate bodies. The general meeting is vested with the power expressly reserved to it by law and the Articles of Association.
The Board of Directors may convene a general meeting of shareholders at any time, to be held at such place and on such date as specified in the convening notice for that meeting. The Board of Directors must convene a general meeting of shareholders upon the written request, indicating the agenda, of one or several shareholders representing in the aggregate at least 10% of the Company’s issued share capital. The meeting will be held within one month of the receipt of such written request by the Board of Directors at the Company’s registered office by registered mail. One or several shareholders representing in the aggregate 10% of the Company’s issued share capital may also request that items be added to the agenda of any general meeting of shareholders, such request to be received at the Company’s registered office at least five business days before the date of the applicable meeting.
The annual general meeting of shareholders shall be held in Luxembourg, at the registered office of the Company or at such other place as may be specified in the convening notice for the meeting, on April 15 of each year at 10:00 a.m. (Central European Time). If that date is a Saturday, Sunday or legal holiday in Luxembourg, the meeting shall be held on the next following business day.
The convening notice for every general meeting of shareholders shall contain the date, time, place and agenda of the meeting and shall be made through announcements published twice, with a minimum interval of eight days, the second notice being published not later than eight (8) days before the meeting, in the Official Gazette of the Grand Duchy of Luxembourg, in a Luxembourg newspaper and in accordance with the requirements of the NYSE. The Company is not required to send notices by registered or ordinary mail to the holders of its common shares. Notwithstanding the foregoing, no notice shall be required if all of the common shares are represented at a general meeting of shareholders and all shareholders present or represented at such meeting state that they have been informed of the agenda of the meeting.
The Board of Directors may determine a date and time preceding the general meeting of shareholders, which may not be less than five days before the meeting, as the record date for admission to the meeting (the “Record Date”). Any shareholder who wishes to attend the general meeting of shareholders must so inform the Company no later than three business days prior to the date of such general meeting, in a manner to be determined by the Board of Directors in the convening notice. A person holding shares through the operator of a securities settlement system or a depository should also obtain from such operator or depository a certificate stating (i) the number of common shares recorded in the relevant account on the Record Date and (ii) that such common shares are blocked until the closing of the applicable general meeting of shareholders.
A shareholder may act at any general meeting of shareholders by appointing another person (who need not be a shareholder) as his proxy or vote at any general meeting of shareholders through a signed voting form delivered to the to the Company’s registered office or to the address specified in the convening notice. Only voting forms provided by the Company may be used and the Company will take into account only those voting forms received no later than three business days prior to the applicable general meeting. The Board of Directors may set a shorter period for the submission of Operator Certificates, proxies or voting forms. The Board of Directors may also specify further conditions that shareholders must satisfy in order to take part in any general meeting of shareholders.
Each common share carries one vote at a general meeting of shareholders. Luxembourg law does not restrict the voting of common shares by non-Luxembourg residents. Luxembourg law distinguishes between ordinary resolutions and extraordinary resolutions. Extraordinary resolutions are generally required for any amendment of the Articles of Association, including the following matters: (a) an increase or decrease of the authorized or issued share capital, (b) a limitation or exclusion of preemptive rights, (c) approval of a statutory merger or de-merger (scission) and (d) dissolution of the Company.
Unless otherwise required by applicable law or by the Articles of Association, ordinary resolutions at a duly convened general meeting of shareholders will be adopted by a simple majority of the votes validly cast regardless of the proportion of the issued share capital of the Company present or represented at such meeting. For any extraordinary resolutions to be considered at a general meeting of shareholders, a quorum of at least one half of the issued share capital must be present or represented at the meeting. If such quorum is not present, a second meeting may be convened by means of notices published twice, with a minimum interval of 15 days, with the second notice being published not later than 15 days before the meeting, in the Official Gazette of the Grand Duchy of Luxembourg, in two Luxembourg newspapers and in accordance with the requirements of the NYSE. The second meeting shall validly deliberate regardless of the proportion of the issued share capital of the Company represented at such meeting. Unless otherwise provided by law or the Articles of Association, extraordinary resolutions will be adopted by a majority of at least two thirds of the votes validly cast. Abstentions and nil votes at will not be taken into account.
The Board of Directors may postpone a general meeting of shareholders by up to four weeks and must do so if requested by one or several shareholders representing in the aggregate at least 20% of the Company’s issued share capital. Such postponement shall cancel any resolutions adopted in the postponed meeting. If a meeting has already been adjourned, the Board of Directors will not be required to adjourn it again.
Board of Directors
The Company is managed by the Board of Directors (conseil d’administration), composed of at least three and a maximum of 15 members. Members of the Board of Directors may, but do not need to be, shareholders of the Company.
Appointment and Removal of Directors
Directors shall be elected by the general meeting of shareholders (by a simple majority of the votes validly cast), which shall determine their remuneration and term of the office. The term of the office of a director may not exceed six years and any director shall hold office until his or her successor is elected. Any director may also be re-elected for successive terms.
Any director may be removed at any time, without notice and without cause by the general meeting of shareholders. The Board of Directors may fill a vacancy on a temporary basis, until the next general meeting of shareholders, which shall resolve on a permanent appointment.
Related Party Transactions
The Articles of Association provide that, except as otherwise provided by law, any director who has, directly or indirectly, an interest in a transaction submitted to the approval of the Board of Directors which conflicts with the Company’s interest, must inform the Board of Directors of such conflict of interest and must have his declaration recorded in the minutes of the meeting of the Board of Directors. The relevant director may not take part in the discussions on and may not vote on the relevant transaction. The Board of Directors will appoint an independent committee, which may be a standing or ad hoc committee, to review such and other related party transactions. See also “Related Party Transactions-Related Party Transaction Approval Policy” in our annual report on Form 20‑F for the fiscal year ended December 31, 2015 or similar sections in subsequent filings incorporated by reference in this prospectus. Any such conflict of interest must be reported to the next general meeting of shareholders prior to taking any resolution on any other item.
Limitation of Liability and Indemnification of Directors and Officers
The Articles of Association provide that the members of the Board of Directors are not held personally liable for the indebtedness or other obligations of the Company. As agents of the Company, they are responsible for the performance of their duties. Subject to the exceptions and limitations set forth in the Articles of Association and mandatory provisions of law, every person who is, or has been, a member of the Board of Directors or an officer of the Company (or who is, or has been, a director or officer of a subsidiary of the Company, or who serves or served, at the request of the Company, any other enterprise as a director or officer) shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a director or officer and against amounts paid or incurred by him or her in the settlement thereof.
For purposes of the provisions of the Articles of Association providing for indemnification, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened; the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities; the term “Company” shall include any predecessor of the Company and any constituent corporation or other entity (including any constituent of a constituent) absorbed by the Company in a consolidation, merger or similar transaction; the term “subsidiary of the Company” shall mean any corporation, partnership, limited liability company, trust or other entity in which the Company owns, directly or indirectly, a majority of the economic or voting interest; the term “other enterprise” shall include any corporation, partnership, limited liability company, trust or other entity, or any joint venture or employee benefit plan, whether or not a subsidiary of the Company; with respect to any corporation, the term “officer” shall also include any person serving as a manager of the corporation under the applicable corporate law; with respect to any subsidiary of the Company or any other enterprise, the terms “director” and “officer” shall mean any director, officer, trustee, member, stockholder, partner, incorporator or liquidator of such subsidiary or other enterprise, as the case may be; service “at the request of the Company” shall include service as a director or officer of the Company that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on an indemnified person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan that such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action in the interest of the Company.
No indemnification shall be provided to any director or officer (i) for any liability to the Company or its shareholders by reason of willful misconduct, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the Board of Directors. Except for proceedings to enforce rights as provided in the Articles of Association, the Company shall not be obligated to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person or by the Company or any subsidiary of the Company against such person (excluding, however, counterclaims or cross-claims initiated by persons other than such person, the Company or any such subsidiary), unless the Board of Directors has authorized or consented to such indemnification, payment or reimbursement in a resolution adopted by the Board of Directors.
The right of indemnification set forth in the Articles of Association shall be severable, shall not affect any other rights to which any director or officer may be entitled, shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Articles of Association provide that the Company is entitled to provide contractual indemnification to, and may purchase and maintain insurance for, any corporate personnel, including directors and officers of the Company, as the Company may decide upon from time to time.
Merger and Division
Any merger into or with another company, split-offs and split-ups, or the transfer of all or substantially all of the Company’s assets require a resolution of the extraordinary general meeting of shareholders taken with the majority required in order to amend the Articles of Association.
Squeeze-out of Minority Shareholders
As long as the common shares of the Company are not listed on a regulated market in the European Union, the Company is not subject to the Luxembourg law of July 21, 2012 on squeeze-out and sell-out of securities of companies admitted or having been admitted to trading on a regulated market or which have been subject to a public offer, and minority shareholders of the Company may not be squeezed out.
No Appraisal Rights
Neither Luxembourg law nor the Articles of Association provide for any appraisal rights for dissenting shareholders.

Annual Accounts
Each year the Board of Directors must prepare annual accounts that include an inventory of the assets and liabilities of the Company together with a balance sheet and a profit and loss account. The Board of Directors must also prepare consolidated accounts and management reports on the annual accounts and consolidated accounts. The annual accounts, the consolidated accounts, the management report and the auditor’s reports must be made available for inspection by shareholders at the Company’s registered office at least 15 days prior to the date of the annual general meeting of shareholders. After they are approved by the general meeting of shareholders, the annual accounts and the consolidated accounts must be filed with the Luxembourg Trade and Companies Register within seven months of the close of the financial year.
Information Rights
Luxembourg law provides shareholders with limited rights to inspect certain corporate records 15 calendar days prior to the date of the annual general meeting of shareholders, including the annual accounts with the list of directors and auditors, the consolidated accounts, the notes to the annual accounts and the consolidated accounts, a list of shareholders whose shares are not fully paid, the management reports and the auditor’s report. The annual accounts, the consolidated accounts, the management reports and the auditor’s reports are sent to registered shareholders at the same time as the convening notice for the annual general meeting of shareholders. In addition, any registered shareholder is entitled, upon request, to receive a copy of these documents free of charge prior to the date of the annual general meeting of shareholders.
Under Luxembourg law, it is generally accepted that a shareholder has the right to receive responses to questions concerning items on the agenda for a general meeting of shareholders, if such responses are necessary or useful for a shareholder to make an informed decision concerning such agenda items, unless a response to such questions could be detrimental to the Company’s interests.
Summary of Certain Other Provisions of Our Articles of Association
General
The Company was incorporated on April 13, 2011 as a Luxembourg limited liability company (société à responsabilité limitée). Prior to the completion of the IPO in July 2014, the Company’s legal form was changed into a Luxembourg joint stock corporation (société anonyme) governed by the laws of the Grand Duchy of Luxembourg. The Company is registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under registration number B 160558.
Purposes of the Company
The Company’s purposes are as follows:

•
The creation, holding, development and realization of a portfolio, consisting of interests and rights of any kind and of any other form of investment in entities in the Grand Duchy of Luxembourg and in foreign entities, whether such entities exist or are to be created, in particular by way of subscription, acquisition by purchase, sale or exchange of securities or rights of any kind whatsoever, such as equity instruments, debt instruments, patents and licenses, as well as the administration and control of such portfolio.

•
The Company may further provide investor relations activities for its own account and for any entity in which it holds a direct or indirect interest or right of any kind, enable the listing of its common shares on a stock exchange in the United States or in another jurisdiction and coordinate all measures required to comply with such listing.

•	The Company may hold, directly or indirectly, participations in any form in companies or entities acting as producers of carbon black, including specialty carbon black and rubber carbon black.

•
The Company may further grant pledges, guarantees, liens, mortgages and any other form of security for the performance of any obligations of the Company or of any entity in which it holds a direct or indirect interest or right of any kind or in which the Company has invested in any other manner or which forms part of the same group of entities as the Company.

•	The Company may borrow in any form and may issue any kind of notes, bonds and debentures and generally issue any debt, equity, hybrid or other securities of any kind.

•
The Company may further lend funds or otherwise assist any entity in which it holds a direct or indirect interest or right of any kind or in which the Company has invested in any other manner or which forms part of the same group of entities as the Company.

•	The Company may carry out any commercial, industrial, financial, real estate or intellectual property activities which it considers useful for the pursuing of these purposes.

Dividend Rights
All common shares are entitled to participate equally in dividends when, as and if declared by the general meeting of shareholders and/or the Board of Directors out of funds legally available for such purposes. In accordance with the Luxembourg Company Law, the general meeting of shareholders has the power to make a resolution on the payment of dividends upon the recommendation of the Board of Directors. The distributable amount depends on the existence of legally distributable amounts, which include available profit, distributable reserves and share premium, as determined in accordance with the Luxembourg Company Law and on the basis of the Company’s unconsolidated balance sheet. In order to determine the distributable amounts, the financial profit or loss for the relevant financial period must be adjusted by the profit/loss carried forward from the previous financial years as well as any withdrawals or contributions made to the distributable reserves and share premium. Under Luxembourg law, at least 5% of the Company’s annual net profits shall be allocated to the Company’s legal reserve until the aggregate amount of the Company’s reserve amounts to 10% of the Company’s issued share capital. The legal reserve is deducted when calculating the amount available for distribution.
The Articles of Association provide that the Board of Directors may proceed to the payment of interim dividends in accordance with the provisions of the Luxembourg Company Law, which provide that:

•
the Board of Directors is required to prepare interim balance sheets of the Company showing the distributable reserves and may not proceed to the payment of the interim dividend more than two months after the date of the interim balance sheet;

•
the amount to be distributed may not exceed total profits since the end of the last financial year for which the accounts have been approved, plus any profits carried forward and sums drawn from reserves available for this purpose, less losses carried forward and any sums to be placed to reserve pursuant to the requirements of the law or of the Articles of Association; and

•	the independent auditor of the Company shall confirm in a report that the above conditions have been satisfied.

If the payments of interim dividends exceed the amount of dividends subsequently approved by the general meeting of shareholders, such dividends shall, to the extent that there is an overpayment, be deemed to have been paid on the account of the next dividend.
Under the Luxembourg Company Law, claims for dividends lapse in favor of the Company five years after the date on which such dividends were declared.
Any share premium, assimilated premium or other distributable reserves may be freely distributed to the shareholders (including by way of an interim dividend) by a resolution of the shareholders or of the Board of Directors, subject to the provisions of the Luxembourg Company Law and the Articles of Association.
Liquidation
The general meeting of shareholders may decide at any time to dissolve and liquidate the Company, subject to the quorum and majority requirements for an amendment of the Articles of Association.
The Board of Directors must convene an extraordinary general meeting of shareholders to resolve on the possible dissolution of the Company within two months from the date on which the Board of Directors discovers or should have ascertained a loss amounting to at least half of the issued share capital. If the loss equals or exceeds 75% of the issued share capital, the same procedure must be followed, but the approval of 25% of the votes cast at the meeting shall be sufficient to resolve on the dissolution of the Company.
Once dissolved, the Company will be deemed to exist for as long as necessary for its proper liquidation. If the Company is dissolved for any reason, the general meeting of shareholders will have the power to appoint liquidator(s), determine their powers and fix their remuneration. Unless otherwise provided, the liquidator(s) shall have the most extensive powers for the realization of the assets and payment of the liabilities of the Company. The powers of the Board of Directors in office will terminate upon the appointment of the liquidators. In the event that the general meeting of shareholders fails to appoint the liquidator(s), the directors then in office will automatically become the liquidators of the Company.
The principal duty of the liquidator(s) consists of winding up the Company by paying its debts, realizing its assets and distributing them to the shareholders. If the financial situation of the Company so warrants, prepayments of liquidation dividends may be made by the liquidator in accordance with the Luxembourg law. The surplus resulting from the realization of the assets and the payment of all liabilities of the Company shall be distributed among the shareholders in proportion to the number of shares of the Company held by them.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is American Stock Transfer and Trust Company LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.
Listing; Price Range of Common Shares
Our common shares are listed on the NYSE under the symbol “OEC”. For information regarding the high and low market prices for our common shares for certain periods, see “The Offer and Listing” in our annual report on Form 20-F for the year ended December 31, 2015, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus.
Registration Rights Agreement
We are party to a registration rights agreement with Kinove Luxembourg Holdings 1 S.à r.l. (“Kinove Holdings”) and Kinove Luxembourg Coinvestment S.C.A. (“Luxco Conivest”), pursuant to which Kinove Holdings is able to require us, subject to certain limitations, to file one or more registration statements with the SEC covering the public resale of common shares beneficially owned by Kinove Holdings (including the registration statement of which this prospectus forms a part). Luxco Coinvest may join registrations pursuant to a demand made by Kinove Holdings.
Kinove Holdings and Luxco Coinvest have certain “piggyback” registration rights, pursuant to which they are entitled to register the resale of common shares alongside any offering of securities that we may undertake. We will be responsible for the expenses associated with any sale under the agreement by Kinove Holdings or Luxco Coinvest, except for underwriting discounts, selling commissions and transfer taxes applicable to such sale. The registration rights are transferable by Kinove Holdings. The registration rights agreement will terminate at such time as no registrable common shares remain outstanding.
Comparison of Corporate Governance and Shareholder Rights
The following discussion summarizes certain differences between the governance structure of the Company and the rights of holders of our common shares and the corporate governance and rights of holders of common stock of a typical corporation incorporated under the laws of the State of Delaware. This discussion is not a complete statement of the governance structure of the Company or the rights of holders of our common shares under applicable law in Luxembourg and our articles of association or the corporate governance or rights of holders of common stock of a typical corporation incorporated under the laws of the State of Delaware.

Delaware Law	Luxembourg Law and the Company

Board of Directors

The number of directors on the board of directors or the manner in which they are selected are fixed in the corporation’s bylaws unless the number of directors is provided for in the certificate of incorporation. Under Delaware law, a board of directors may consist of one or more members and can be divided into classes. Cumulative voting for the election of directors is permitted only if expressly authorized in a corporation’s certificate of incorporation.

Under Luxembourg law, if it has more than one shareholder, a joint stock corporation must have a board of directors composed of at least three directors. Directors are appointed at a general meeting of shareholders by a simple majority of the votes cast. Directors may be re-elected indefinitely, but each term of their office may not exceed six years. Cumulative voting is not permitted.

Removal of Directors

Directors of a Delaware corporation may generally be removed at any time by the vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then-outstanding shares entitled to vote in the election of directors, voting together as a single class.
Under Luxembourg law, directors may be removed at any time with or without cause at a general meeting of shareholders by a simple majority of the votes cast.

Filling Vacancies on the Board of Directors

Vacancies on the board of directors, whether arising through death, retirement or otherwise, may generally be filled by the remaining directors, even if the directors remaining in office constitute less than a quorum, or by the sole remaining director. A newly appointed director typically holds office until the expiration of the full term of the vacating director to which the newly appointed director has been appointed.

Luxembourg law provides that in the event of a vacancy on the board of directors, the remaining directors may, unless the articles of association otherwise provide, provisionally fill the vacancy until the next general meeting at which the shareholders will be asked to definitively approve the appointment.

Our Articles of Association provide that vacancies may be filled temporarily by the board members remaining in office, until the next general meeting of shareholders.

Limitation on Personal Liability of Directors

Delaware corporations generally provide for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permitted under Delaware law, except that liability may not be eliminated (a) for any breach of a director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (relating to liability for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (d) for any transaction from which the director derived an improper personal benefit.

Under Luxembourg law, directors are liable to the corporation for the performance of their duties as directors and for any misconduct in the management of the corporation’s affairs. Directors are jointly and severally liable to the corporation and any third party for damages resulting from a violation of Luxembourg law or the articles of association of the corporation. Directors may be discharged from liability if they were not a party to the violation, no misconduct is attributable to them and they reported such violation to the first general meeting of shareholders after they had acquired knowledge thereof.

Indemnification of Directors

Under Delaware law, subject to certain limitations, a corporation may indemnify a director who is made a party to any third-party action, suit or proceeding against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director in connection with the action, suit or proceeding, if the director (1) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) in a criminal proceeding, had no reasonable cause to believe the director’s conduct was unlawful.

A director may also be indemnified for expenses actually and reasonably incurred in a derivative action or suit, if the director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided that no indemnification may be made in respect of any claim, issue or matter as to which the director is adjudged to be liable to the corporation unless the court determines that the director is fairly and reasonably entitled to indemnity.

Under Luxembourg law, in accordance with the general provisions regarding mandates, a corporation may indemnify any current or former director for any costs, fees and expenses actually and reasonably incurred by such director in connection with any threatened, pending or completed action, suit or proceeding or appeal therefrom to which such director is, was or at any time becomes a party, or is threatened to be made a party. Notwithstanding the foregoing, a corporation may not indemnify a director that is found to have acted with gross negligence, fraud, fraudulent inducement, dishonesty or in the commission of a criminal offense or if it is determined that such director has not acted honestly or in good faith and with the reasonable belief that such director’s actions were in the corporation’s best interests.

Our Articles of Association provide for indemnification of the members of our Board of Directors and officers to the fullest extent permitted by Luxembourg Law.

Delaware law permits the advancement of expenses for the preparation and defense of any legal action or proceeding, provided that the former or current director delivers an undertaking that all sums paid in advance will be reimbursed to the corporation if it is ultimately determined that the director is not entitled to indemnification.

Our Articles of Association provide that expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding of the character described in the Articles of Association shall be advanced prior to the final disposition thereof upon receipt of an undertaking of the applicable director to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under the Articles of Association.

Meetings of Shareholders

Annual and Special Meetings

Under Delaware law, subject to certain exceptions, a corporation is required to hold a meeting of shareholders for the election of directors at least once per year. Annual meetings of shareholders shall be held on a date and at a time designated by or in the manner provided in the bylaws. Meetings of shareholders may be held at such place, either within or without the state of Delaware as may be designated by or in the manner provided in the certificate of incorporation or bylaws, or if not so designated, as determined by the board of directors.

Special meetings of the shareholder may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Luxembourg law distinguishes between extraordinary general meetings of shareholders, which are required for any amendment to the articles of association of the corporation, including for an increase or decrease of the share capital, merger, liquidation, dissolution and change of corporate purpose, and ordinary general meetings of shareholders, which are general meetings held for any other purpose.

Under Luxembourg law, at least one general meeting of shareholders must be held each year on the day and at the time indicated in the articles of association of the corporation to approve the annual accounts, and grant discharge to the directors and the auditor, if any. The annual general meeting must be held within six months of the end of the financial year.

The Articles of Association provide that the annual general meeting will be held at 10:00 a.m. (Central European Time), on the 15th of April at the address of the Company’s registered office or at such other place in the municipality of the Company’s registered office indicated in the convening notices. If that day is a Saturday, Sunday or legal holiday in the Grand Duchy of Luxembourg, the meeting will be held on the next business day.

Other general meetings of shareholders may also be convened by the Board of Directors. The Board of Directors must convene a general meeting within one month of the receipt of a written request with the agenda of the meeting of shareholders representing 10% the issued share capital.

Quorum Requirements

Under Delaware law, a corporation’s certificate of incorporation or bylaws can specify the number of shares that constitute a quorum for conducting business at a meeting of shareholders, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote. In the absence of such specification in the certificate of incorporation or bylaws of the corporation, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders.

Unless otherwise specified in the certificate of incorporation or bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders and directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Under Luxembourg law, ordinary general meetings have no quorum requirement and, unless a higher threshold is required by the articles of association, resolutions are adopted by a simple majority of votes cast.

Extraordinary general meetings require a quorum of at least 50% of the issued share capital. If the required quorum is not represented, a second meeting may be convened at which a quorum will not be required. Resolutions at extraordinary general meetings must be adopted by two-thirds of the votes cast.

Shareholder Action Without A Meeting

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of shareholders may be taken without a meeting and without prior notice, if the holders of shares of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action at a meeting, consent in writing.

Luxembourg law does not permit shareholders of a public corporation to take action by written consent. All shareholder actions must be approved at an ordinary or extraordinary general meeting of shareholders.

Amendment of Governing Documents
Under Delaware law, amendments to a corporation’s certificate of incorporation require the approval of shareholders holding a majority of the outstanding shares entitled to vote on the amendment.	Under Luxembourg law, amendments to the articles of association of a corporation require an extraordinary general meeting of shareholders.
If a class vote on the amendment is required by Delaware law, a majority of the outstanding shares of the class is required, unless a greater proportion is specified in the corporation’s certificate of incorporation or by other provisions of Delaware law.

The board of directors may generally amend the bylaws if so authorized in the corporation’s certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

If a proposed amendment would change the rights of a class of shares, the amendment will be adopted only if the conditions as to quorum and voting for an extraordinary general meeting are satisfied with respect to such class of shares.

Anti-Takeover Measures/Preemptive Rights

Under Delaware law, a corporation may authorize the board of directors to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

A corporation may provide for preemptive rights in its certificate of incorporation.

Under Luxembourg law, a corporation may not issue new classes of preferred shares without shareholder approval.

Shareholders generally have preferential subscription rights in connection with each issuance of the same class of shares unless such rights are restricted by the articles of association or pursuant to other shareholder action.

Under the articles of association of a Luxembourg joint public corporation, authority may be granted to the board of directors to issue additional shares without giving effect to shareholders’ preferential subscription rights. Such authority may be granted and renewed by a vote of shareholders for a period that, for each renewal, does not exceed five years. Our Articles of Association currently grant such authority to the Board of Directors.

Shareholder Approval of Business Combinations

Under Delaware law, a merger, consolidation, sale, lease or transfer of all or substantially all of a corporation’s assets or dissolution generally requires approval by a majority of the board of directors and by shareholders holding a majority of the outstanding shares.

Any type of business combination that requires an amendment to the corporation’s articles of association, such as a merger, consolidation, dissolution or voluntary liquidation, requires shareholder approval at an extraordinary general meeting.

Generally, transactions such as a sale, lease or transfer of substantial assets of the corporation require only the approval of the board of directors.

Appraisal Rights

Under Delaware law, a shareholder of a corporation participating in certain types of significant corporate transactions is entitled to appraisal rights pursuant to which the shareholder may receive cash in the amount of the fair value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.
Neither Luxembourg law nor our Articles of Association provide for appraisal rights.

Shareholder Suits

Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated shareholders if the requirements for maintaining a class action under Delaware law are met. An individual may institute and maintain a class action suit only if such person was a shareholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. In addition, the plaintiff must generally be a shareholder through the duration of the suit.

Delaware law requires that a derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted, unless such demand would be futile.

Under Luxembourg law, the board of directors has sole authority to decide whether to initiate legal action to enforce the corporation’s rights (other than, in certain circumstances, an action against board members).

Shareholders do not have the authority to initiate legal action on the corporation’s behalf. However, the corporation’s shareholders may vote at a general meeting to initiate legal action against directors on grounds that the directors have failed to perform their duties.

Luxembourg law does not provide for class action lawsuits.

Distributions and Dividends

Delaware law permits the board of directors of a corporation to declare and cause the corporation to pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year, provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Under Luxembourg law, distributions and dividends may be made out of available profits and distributable reserves (1) by decision of the general meeting of shareholders and (2) by the board of directors as interim dividends if authorized by the articles of association of the corporation, subject to certain further conditions. Our Articles of Association authorize the Board of Directors to proceed to the payment of interim dividends.

The amount of the distribution declared by the annual general meeting of shareholders must include (1) any interim amounts previously declared by the board of directors and (2) if proposed, any (new) distributions declared on the annual accounts.

Luxembourg law forbids any distribution to the shareholders if, on the date of closing of the last financial statements, the net assets as shown in the financial statements are or will equal, after such distribution, less than the issued share capital, increased by any reserves that the law or the articles of association do not allow to distribute.

Repurchases and Redemptions

Under Delaware law, a corporation may purchase or redeem its own shares, except that it generally may not purchase or redeem shares if the capital of the corporation is impaired or would become impaired as a result of the redemption.

Under Luxembourg law, a corporation, without prejudice to the principle of equal treatment of similarly positioned shareholders, and the law on market abuse, may acquire its own shares subject to the following conditions: (i) the authorization to acquire shares shall be given by the general meeting, which shall determine the terms and conditions of the proposed acquisition, including the maximum number of shares to be acquired, the duration of the period for which the authorization is given and which may not exceed five years and, in the case of acquisition for value, the maximum and minimum consideration; (ii) the acquisitions, including shares previously acquired by the corporation and held by it may not have the effect of reducing the net assets below the amount corresponding to (a) the issued share capital plus the reserves that may not be distributed under law or by virtue of the articles of association and (b) the amount of the issued share capital referred to under (a) shall be reduced by the amount of share capital remaining uncalled if the latter amount is not included as an asset in the balance sheet; and (iii) only fully paid shares may be included in the transaction.

Transactions with Directors

Under Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest require (a) the shareholders or the board of directors to approve in good faith any such contract or transaction after full disclosure of the material facts or (b) that the contract or transaction was “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts.

Luxembourg law prohibits a director from participating in deliberations and voting on a transaction if (a) such director, or a third party in which such director has an interest, is a party to such transaction and (b) the interests of such director or third-party conflict with the corporate interest of the corporation. The director must disclose his personal interest to the board of directors and abstain from voting.

Interested Shareholders

Delaware law generally prohibits a corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock, or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

A Delaware corporation may elect to “opt out” of, and not be governed by, the restrictions described in the preceding paragraph through a provision in its original certificate of incorporation, or an amendment to its original certificate or bylaws that is approved by a majority of its shareholders.

Under Luxembourg law, no restriction exists as to the transactions that a shareholder may engage in with the corporation. When entering into a transaction with a shareholder, the directors must state that such transaction is in the corporate interest of the corporation. Directors of a corporation who are officers of a shareholder may be prevented from voting on a transaction in case of a conflict of interest.

DESCRIPTION OF DEBT SECURITIES
As specified in the applicable prospectus supplement, the Company may issue debt securities, separately or together with other securities as the case may be. The debt securities will be issued under an indenture between the Company and a trustee (to be named in a prospectus supplement), a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
The following describes the general terms that will apply to any debt securities that may be offered by the Company pursuant to this prospectus. The terms and provisions of any debt securities offered by the Company may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. The specific terms and provisions of the debt securities, and the extent to which the general terms of the debt securities described in this prospectus apply to those debt securities, will be set forth in the applicable prospectus supplement. This description will include, where applicable:

•	the designation, aggregate principal amount and authorized denominations of such debt securities;

•	the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution);

•	the currency or currency units for which the debt securities may be purchased and the currency or currency unit in which the principal and any interest is payable;

•	the percentage of the principal amount at which such debt securities will be issued;

•	the date or dates on which such debt securities will mature;

•	any mandatory or optional redemption provisions applicable to the debt securities;

•	any sinking fund or analogous redemption provisions applicable to the debt securities;

•	the rate or rates per annum at which such debt securities will bear interest (if any), or the method of determination of such rates (if any);

•	the dates on which any such interest will be payable and the record dates for such payments;

•	the form of consideration for payment of any interest and/or principal payments (whether by cash, common shares or other securities, or a combination thereof);

•	any redemption terms or terms under which such debt securities may be defeased;

•	any exchange or conversion terms;

•	any provisions relating to any security provided for the debt securities ;

•	event of default provisions contained in the indenture pursuant to which the debt securities are to be issued;

•	whether the debt securities will be senior or subordinated to other liabilities of the Company;

•	if applicable, the identity of the debt securities agent;

•	whether the debt securities will be listed on any securities exchange;

•	whether the debt securities will be issued with any other securities and, if so, the amount and terms of these securities;

•	any minimum or maximum subscription amount;

•
whether the debt securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	if applicable, material Luxembourg tax consequences and U.S. federal income tax consequences of owning the debt securities;

•	any other rights, privileges, restrictions and conditions attaching to the debt securities ; and

•	any other material terms or conditions of the debt securities .
If the Company denominates the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
To the extent any debt securities are convertible into other securities, prior to such conversion the holders of such debt securities will not have any of the rights of holders of the securities into which the debt securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.
The description in the applicable prospectus supplement of any debt securities the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the indenture and any applicable supplemental indenture, which will be filed with the SEC if the Company offers any debt securities. You should read the indenture, any applicable supplemental indenture and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
As specified in the applicable prospectus supplement, the Company may issue warrants to purchase its debt securities or common shares. The warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. The prospectus supplement relating to any warrants that the Company may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the underlying securities purchasable upon exercise of the warrants may be purchased;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right of the Company to accelerate the exercise of warrants upon the occurrence of certain events;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire or, if the warrants may not be exercised continuously throughout that period, the specific date or dates on which the warrants may be exercised;

•	if applicable, the date on and after which the warrants and the underlying securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, a discussion of any material Luxembourg tax consequences and U.S. federal income tax consequences applicable to the exercise of the warrants;

•	information with respect to book-entry procedures, if any; and

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.
The description in the applicable prospectus supplement of any warrants the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant certificate and warrant agreement, which will be filed with the SEC if the Company offers warrants. You should read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS
As specified in the applicable prospectus supplement, the Company may issue purchase contracts, including contracts obligating holders to purchase from the Company, and obligating the Company to sell to the holders, a number of common shares, debt securities or warrants, at a future date or dates. Alternatively, the purchase contracts may obligate the Company to purchase from holders, and obligate holders to sell to the Company, a specified or varying number of common shares, debt securities, warrants or other security or property. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts.
Under the purchase contracts, the Company may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.
The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, the Company may deliver newly issued prepaid purchase contracts, or prepaid securities, when it transfers to a holder any collateral securing the holder’s obligations under the original purchase contract.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include common shares, debt securities, warrants or debt obligations or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.
The applicable prospectus supplement relating to any purchase contracts the Company offers will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements. The description in the applicable prospectus supplement of any purchase contracts the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, a form of which will be filed with the SEC if the Company offers purchase contracts. You should read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, the Company may issue units consisting of one or more purchase contracts, warrants, debt securities, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•
the terms of the units and of the purchase contracts, warrants, debt securities and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The description in the applicable prospectus supplement of any units the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, a form of which will be filed with the SEC if the Company offers units. You should read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION
We or any Selling Shareholder may sell securities directly to one or more purchasers, through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters or through agents.
The securities may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices.
The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds (if any) from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation and other terms of the offering.
Underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions and on terms as may be set forth in the applicable prospectus supplement.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
We and the Selling Shareholders reserve the right to accept and, from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We or the Selling Shareholders may decide not to sell any of securities described in this prospectus. There is no assurance that we or the Selling Shareholders will use this prospectus to sell any or all of the securities. In addition, we or the Selling Shareholders may transfer, devise or gift securities by other means not described in this prospectus.

SELLING SHAREHOLDERS
The Selling Shareholders, who will be named in an applicable prospectus supplement, may offer and sell from time to time pursuant to this prospectus, an aggregate of up to 40,135,126 common shares that were issued prior to the IPO (including in connection with the refinancing described in Item 4 of our annual report on Form 20-F for the for the fiscal year ended December 31, 2015).

EXPENSES
The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by or to us, to be incurred in connection with a distribution of securities registered under this registration statement.

SEC registration fee	$81,073.63
FINRA filing fee	121,265.09
Printing and engraving expenses	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Miscellaneous	*
Total	*

*	To be provided in a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference.

ENFORCEMENT OF CIVIL LIABILITIES
We are organized under the laws of the Grand Duchy of Luxembourg and the majority of our assets are located outside the United States. Furthermore, the majority of the members of our Board of Directors and officers and the experts named in this registration statement reside outside the United States and a substantial portion of their assets are located outside the United States. Investors may not be able to effect service of process within the United States upon us or these persons or to enforce judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Luxembourg.
As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Grand Duchy of Luxembourg, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. The enforceability in Luxembourg courts of judgments rendered by U.S. courts will be subject, prior to any enforcement in Luxembourg, to the procedure and the conditions set forth in the Luxembourg procedural code, which conditions may include the following as of the date of this registration statement (which may change):

•	the judgment of the U.S. court is final and enforceable (exécutoire) in the United States;

•
the U.S. court had jurisdiction over the subject matter leading to the judgment (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•
the U.S. court applied to the dispute the substantive law that would have been applied by Luxembourg courts (based on recent case law and legal doctrine, it is not certain that this condition would still be required for enforcement (exequatur) to be granted by a Luxembourg court);

•
the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, and the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant;

•	the U.S. court acted in accordance with its own procedural laws; and

•
the decisions and the considerations of the U.S. court must not be contrary to Luxembourg international public policy rules or have been given in proceedings of a tax or criminal nature or rendered subsequent to an evasion of Luxembourg law (fraude à la loi). Awards of damages made under civil liability provisions of the U.S. federal securities laws, or other laws, which are classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages), might not be recognized by Luxembourg courts. Ordinarily, an award of monetary damages would not be considered as a penalty, but if the monetary damages include punitive damages, such punitive damages may be considered a penalty.

In addition, actions brought in a Luxembourg court against us or the members of our Board of Directors, our officers and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Luxembourg courts generally do not award punitive damages. Litigation in Luxembourg is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Luxembourg would have to be conducted in the French or German language, and all documents submitted to the court would, in principle, have to be translated into French or German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Board of Directors or our officers or the experts named in this registration statement. In addition, even if a judgment against our company, the non-U.S. members of our Board of Directors, or our officers or the experts named in this registration statement based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or Luxembourg courts.

VALIDITY OF SECURITIES
The validity of the securities will be passed upon for us by Arendt & Medernach, Luxembourg with respect to matters of Luxembourg law and by Sullivan & Cromwell LLP with respect to matters of New York law.

EXPERTS
The consolidated financial statements of the Company appearing in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2015 and the effectiveness of the Company’s internal control over financial reporting, have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft (offices at Wittekindstraße. 1A, 45131 Essen, Germany), an independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers.
The Registrant’s Articles of Association, provide for indemnification and advancement of expenses, to the fullest extent permitted by Luxembourg law, of any members of its Board of Directors or its officers made or threatened to be made a party, or otherwise involved in any claim, action, suit or proceeding by reason of the fact that such person is or was a director or officer of the registrant, against all expenses reasonably incurred or paid by such director or officer. No claim for indemnification shall be paid by the registrant if the registrant has determined that the person seeking indemnification acted in bad faith or was grossly negligent, or in the event of a settlement, if such settlement has not been approved by a court of competent jurisdiction or by the Board of Directors.
Under Luxembourg law, in accordance with the general provisions regarding mandates, a corporation may indemnify any current or former director for any costs, fees and expenses actually and reasonably incurred by such director in connection with any threatened, pending or completed action, suit or proceeding or appeal therefrom to which such director is, was or at any time becomes a party, or is threatened to be made a party. Notwithstanding the foregoing, a corporation may not indemnify a director that is found to have acted with gross negligence, fraud, fraudulent inducement, dishonesty or in the commission of a criminal offense or if it is determined that such director has not acted honestly or in good faith and with the reasonable belief that such director’s actions were in the corporation’s best interests.
The Registrant provides directors’ and officers’ liability insurance for the members of its Board of Directors against civil liabilities and liabilities under the Securities Act, which they may incur in connection with their activities on behalf of the Registrant.
Item 9. Exhibits and Financial Statement Schedules
A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.
Item 10. Undertakings
The undersigned registrants hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20‑F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3‑19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(7)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Orion Engineered Carbons S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, on March 4, 2016.
ORION ENGINEERED CARBONS S.A.
By:    /s/ Jack Clem
Name:    Jack Clem
Title:    Manager and Group Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints Jack Clem and Charles Herlinger (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this registration statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 4, 2016.

Name	Title	Date

/s/ Jack Clem	Manager and Group Chief Executive Officer
Jack Clem	(Principal Executive Officer)	March 4, 2016

/s/ Charles Herlinger	Manager and Group Chief Financial Officer
Charles Herlinger	(Principal Financial Officer)	March 4, 2016

/s/ André Schulze Isfort	Group Head of Accounting and Reporting
André Schulze Isfort	(Principal Accounting Officer)	March 4, 2016

/s/ Dan F. Smith	Director
Dan F. Smith		March 4, 2016

/s/ Claus von Hermann	Director
Claus von Hermann		March 4, 2016

/s/ Paul Huck	Director
Paul Huck		March 4, 2016

/s/ Martin Huth	Director
Martin Huth		March 4, 2016

/s/ Romeo Kreinberg	Director
Romeo Kreinberg		March 4, 2016

/s/ Didier Miraton	Director
Didier Miraton		March 4, 2016

/s/ Andrew Sweet	Director
Andrew Sweet		March 4, 2016

/s/ Eytan Tigay	Director
Eytan Tigay		March 4, 2016

Director
Hans-Dietrich Winkhaus

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the United States Securities Act of 1933, as amended, the undersigned, the duly authorized representative for service of process in the United States for Orion Engineered Carbons S.A., has signed this registration statement and any amendment thereto in the City of New York, State of New York, on March 4, 2016.
By:    /s/ Paula S. Collins
Name:    Paula S. Collins
Title:    Authorized Representative

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Underwriting Agreement*
3.1	Articles of Association of Orion Engineered Carbons S.A. (incorporated by reference to Exhibit 99.2 to the report on Form 6-K furnished on July 31, 2014 (File No. 001-36563))
4.1	Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the registration statement on Form F-1 filed on July 14, 2014 (File No. 333-196593))
4.2
Registration Rights Agreement among the Company, Kinove Holdings and Luxco Coinvest, dated as of July 30, 2014 (incorporated by reference to Exhibit 4.3 to the annual report on Form 20-F for the year ended December 31, 2014, filed on March 6, 2015 (File No. 001-36563))

4.3	Form of Indenture
4.4	Form of Debt Security*
4.5	Form of Warrant Agreement*
4.6	Form of Purchase Contract*
4.7	Form of Unit Agreement*
5.1	Opinion of Arendt & Medernach
5.2	Opinion of Sullivan & Cromwell LLP
10.1	Orion Engineered Carbons S.A. 2014 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 filed on August 5, 2014 (File No. 333-197879))
10.2	Orion Engineered Carbons S.A. 2014 Non-Employee Director Plan (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-8 filed on August 5, 2014 (File No. 333-197879))
23.1	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft
23.2	Consent of Arendt & Medernach (included in Exhibit 5.1)
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2)
24.1	Powers of attorney (included as part of the signature pages hereof)
25.1	Statement of Eligibility on Form T-1 of the Trustee under the Indenture filed as Exhibit 4.3 above**

*	To be filed either as an amendment or an exhibit to a report on Form 6‑K and incorporated by reference into this registration statement.

**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.